UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2018

FS Credit Real Estate Income Trust, Inc.

 (Exact name of Registrant as specified in its charter)

Maryland	333-216037	81-4446064
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Rouse Boulevard
Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2018, FS CREIT Finance GS-1 LLC (“GS-1”), an indirect wholly owned special-purpose financing subsidiary of FS Credit Real Estate Income Trust, Inc. (the “Company”), entered into an Uncommitted Master Repurchase and Securities Contract Agreement (the “GS-1 Repurchase Agreement,” and together with the related transaction documents, the “GS-1 Facility”), as seller, with Goldman Sachs Bank USA (“Goldman Sachs”), as buyer, to finance the acquisition and origination of whole, performing senior commercial or multifamily floating rate mortgage loans secured by first liens on office, retail, industrial, hospitality, multifamily or other commercial properties. The initial maximum amount of financing available under the GS-1 Facility is $100 million. If the Company meets certain equity capital thresholds, GS-1, with the consent of Goldman Sachs, may elect to increase the maximum amount of financing available to $125 million and thereafter to $250 million. Each transaction under the GS-1 Facility will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The initial availability period of the GS-1 Facility (during which financing under the GS-1 Facility may be used for acquisition and origination of new assets) is two years. GS-1 may extend the availability period for up to two one-year term extensions, so long as certain conditions are met. After the end of the availability period, GS-1 may exercise an option to commence a one-year amortization period, so long as certain conditions are met. During the amortization period, certain of the terms of the GS-1 Facility will be modified, including an increase to the rate charged on each asset financed under the GS-1 Facility.

In connection with the GS-1 Repurchase Agreement, the Company entered into a Guarantee Agreement (the “GS-1 Guarantee”) pursuant to which the Company guarantees 50% of GS-1’s obligations under the GS-1 Repurchase Agreement, subject to limitations specified therein. The GS-1 Guarantee may become full recourse to the Company upon the occurrence of certain events, including willful bad acts by the Company or GS-1.

The GS-1 Repurchase Agreement and GS-1 Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type. In addition, the Company is required (i) to maintain its adjusted tangible net worth at an amount equal to or greater than $37,500,000 plus 75% of all equity capital raised by the Company from and after the closing date; (ii) to maintain an EBITDA to interest expense ratio not less than 1.50 to 1.00; (iii) to maintain a total indebtedness to tangible net worth ratio of less than 3.00 to 1.00; and (iv) to maintain liquidity at not less than (a) 7.5% of the then-current maximum facility size, prior to meeting a specified equity capital threshold, and (b) thereafter, 7.5% of the amount outstanding under the GS-1 Facility, after meeting the specified equity capital threshold.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On January 26, 2018, the Company received $1,160,000 relating to the sale and issuance of 46,480.50 shares of its Class S Common Stock at the per share purchase price of $24.96 (the “Private Placement”).  The Private Placement is exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder because the purchasers are accredited investors within the meaning of Rule 501(a) of Regulation D.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the board of directors (the “Board”) of the Company increased the size of the Board to seven directors and appointed David J. Adelman and Jack A. Markell as new directors, effective as of February 1, 2018. Mr. Markell serves as an independent director. Messrs. Adelman and Markell were appointed to serve for a term expiring at the Company’s 2018 annual meeting of stockholders.

Each of Messrs. Adelman and Markell has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person and does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Markell will receive director compensation in accordance with the Company’s independent director compensation plan.

Set forth below is biographical information pertaining to each of Messrs. Adelman and Markell:

David J. Adelman serves as the vice-chairman of FS Investment Corporation, FB Income Advisor, LLC, FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Global Advisor, LLC, FS Global Credit Opportunities Fund, the FSGCOF Closed Funds, FS Investment Corporation III, FSIC III Advisor, LLC, FS Investment Corporation IV and the FSGCOF Offered Funds, and has presided in such roles since each entity’s inception. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia based Campus Apartments, Inc. (“Campus Apartments”) since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has served as the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of Actua Corporation (formerly known as ICG Group, Inc.) since June 2011 and a member of the National Multifamily Council and the Young Presidents’ Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded FS Investments with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University.

Jack A. Markell served as the 73rd Governor of Delaware from 2009-2017, leading a $4 billion enterprise with 30,000 employees.  Governor Markell won re-election in 2012 with more than 69% of the vote.  During his tenure, Governor Markell was particularly focused on improving Delaware’s schools and positioning its citizens for future prosperity by launching and scaling important workforce development efforts. Governor Markell served as Chair of the National Governors Association and the Democratic Governors Association. Governor Markell previously served as state treasurer of Delaware from 1999-2009. Prior to public service, Governor Markell had a fifteen year career in business, banking and consulting, including serving as a vice president for corporate development at Nextel. Governor Markell’s other professional experience includes working in a senior management position at Comcast Corporation, as a consultant at McKinsey and Company, Inc. and as a banker at First Chicago Corporation. Governor Markell serves on the National Board of Directors of Jobs for America’s Graduates and as a trustee of the Annie E. Casey Foundation. Governor Markell received his B.A in Economics and Development Studies from Brown University and an M.B.A. from The University of Chicago.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA
10.2	Guarantee Agreement dated as of January 26, 2018 made by FS Credit Real Estate Income Trust, Inc. in favor of Goldman Sachs Bank USA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: February 1, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA
10.2	Guarantee Agreement dated as of January 26, 2018 made by FS Credit Real Estate Income Trust, Inc. in favor of Goldman Sachs Bank USA